Exhibit 99.1
STRYKER REPORTS THIRD QUARTER 2024 OPERATING RESULTS

Portage, Michigan - October 29, 2024 - Stryker (NYSE:SYK) reported operating results for the third quarter of 2024:
Third Quarter Results
•Reported net sales increased 11.9% to $5.5 billion
•Organic net sales increased 11.5%
•Reported operating income margin of 19.7%
•Adjusted operating income margin(1) increased 130 bps to 24.7%
•Reported EPS increased 20.0% to $2.16
•Adjusted EPS(1) increased 16.7% to $2.87

	Third Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	12.8%	(0.1)%	12.9%	0.2%	12.7%
Orthopaedics and Spine	10.7	(0.1)	10.8	1.1	9.7
Total	11.9%	(0.1)%	12.0%	0.5%	11.5%
"We delivered another strong quarter across our businesses and geographies and are on track to achieve our adjusted operating margin expansion goals," said Kevin A. Lobo, Chair and CEO. "Our product innovation and acquisitions will help to sustain our growth at the high end of MedTech."
Sales Analysis
Consolidated net sales of $5.5 billion increased 11.9% in the quarter and 12.0% in constant currency. Organic net sales increased 11.5% in the quarter including 10.3% from increased unit volume and 1.2% from higher prices.
MedSurg and Neurotechnology net sales of $3.2 billion increased 12.8% in the quarter and 12.9% in constant currency. Organic net sales increased 12.7% in the quarter including 11.0% from increased unit volume and 1.7% from higher prices.
Orthopaedics and Spine net sales of $2.3 billion increased 10.7% in the quarter and 10.8% in constant currency. Organic net sales increased 9.7% in the quarter including 9.3% from increased unit volume and 0.4% from higher prices.
Earnings Analysis
Reported net earnings of $834 million increased 20.5% in the quarter. Reported net earnings per diluted share of $2.16 increased 20.0% in the quarter. Reported gross profit margin and reported operating income margin were 64.0% and 19.7% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, structural optimization and other special charges (including asset write-offs and impairments), costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 64.5% in the quarter, and adjusted operating income margin(1) was 24.7% in the quarter. Adjusted net earnings(1) of $1.1 billion increased 17.3% in the quarter. Adjusted net earnings per diluted share(1) of $2.87 increased 16.7% in the quarter.
2024 Outlook
Based on our year-to-date performance, sustained demand for our capital products and healthy procedural volumes, we now expect full year 2024 organic net sales growth(2) to be in the range of 9.5% to 10.0% with a favorable pricing impact in the range of 0.5% to 1.0%. If foreign exchange rates hold near current levels, we anticipate a slightly unfavorable impact on full year net sales and now expect adjusted net earnings per diluted share(2) will be negatively impacted by approximately $0.10. This is reflected in our guidance. With a strong first nine months of the year and our strong sales momentum going into the fourth quarter, we now expect adjusted net earnings per diluted share(2) to be in the range of $12.00 to $12.10.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net sales growth to expected organic net sales growth as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisitions and divestitures and the impact of foreign currency exchange rates. We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of structural optimization and other special charges, acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Tuesday, October 29, 2024
As previously announced, we will host a conference call on Tuesday, October 29, 2024 at 4:30 p.m., Eastern Time, to discuss our operating results for the quarter ended September 30, 2024 and provide an operational update.
Please register for this conference call at: https://www.veracast.com/webcasts/stryker/events/SYK3Q24.cfm. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, we suggest registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of our website at www.stryker.com. For those not planning to ask a question of management, we recommend listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available on our website up to one year from the time of the earnings call.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our products; geopolitical risks, including from international conflicts and elections in the United States and other countries, which could, among other things, lead to increased market volatility; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign currency exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect approval of new products by the United States Food and Drug Administration and foreign regulatory agencies; inflationary pressures; increased interest rates or interest rate volatility; supply chain disruptions; changes in labor markets; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related and other regulatory and quality matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; changes in tax laws and regulations; the impact of legislation to reform the healthcare system in the United States or other countries; costs to comply with medical device regulations; changes in financial markets; changes in our credit ratings; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes; our ability to realize anticipated cost savings; potential negative impacts resulting from climate change or other environmental, social and governance and sustainability related matters; the impact on our operations and financial results of any public health emergency and any related policies and actions by governments or other third parties; and breaches or failures of our or our vendors' or customers' information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is a global leader in medical technologies and, together with our customers, we are driven to make healthcare better. We offer innovative products and services in MedSurg, Neurotechnology, Orthopaedics and Spine that help improve patient and healthcare outcomes. Alongside our customers around the world, we impact more than 150 million patients annually. More information is available at www.stryker.com.

For investor inquiries please contact:
Jason Beach, Vice President, Finance and Investor Relations at 269-385-2600 or jason.beach@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Chief Corporate Affairs Officer at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2024	2023	% Change	2024	2023	% Change
Net sales	$5,494	$4,909	11.9%	$16,159	$14,683	10.1%
Cost of sales	1,977	1,751	12.9	5,893	5,328	10.6
Gross profit	$3,517	$3,158	11.4%	$10,266	$9,355	9.7%
% of sales	64.0%	64.3%		63.5%	63.7%
Research, development and engineering expenses	377	353	6.8	1,108	1,038	6.7
Selling, general and administrative expenses	1,896	1,710	10.9	5,583	5,200	7.4
Amortization of intangible assets	159	164	(3.0)	467	486	(3.9)
Total operating expenses	$2,432	$2,227	9.2%	$7,158	$6,724	6.5%
Operating income	$1,085	$931	16.5%	$3,108	$2,631	18.1%
% of sales	19.7%	19.0%		19.2%	17.9%
Other income (expense), net	(42)	(62)	(32.3)	(144)	(184)	(21.7)
Earnings before income taxes	$1,043	$869	20.0%	$2,964	$2,447	21.1%
Income taxes	209	177	18.1	517	425	21.6
Net earnings	$834	$692	20.5%	$2,447	$2,022	21.0%
Net earnings per share of common stock:
Basic	$2.18	$1.82	19.8%	$6.42	$5.33	20.5%
Diluted	$2.16	$1.80	20.0%	$6.35	$5.27	20.5%
Weighted-average shares outstanding (in millions):
Basic	381.1	379.8		380.9	379.5
Diluted	385.6	384.0		385.4	383.7

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30	December 31
	2024	2023
Assets
Cash and cash equivalents	$3,850	$2,971
Short-term investments	750	—
Marketable securities	84	82
Accounts receivable, net	3,736	3,765
Inventories	5,292	4,843
Prepaid expenses and other current assets	961	857
Total current assets	$14,673	$12,518
Property, plant and equipment, net	3,429	3,215
Goodwill and other intangibles, net	21,336	19,836
Noncurrent deferred income tax assets	1,562	1,670
Other noncurrent assets	2,833	2,673
Total assets	$43,833	$39,912
Liabilities and shareholders' equity
Current liabilities	$7,669	$7,921
Long-term debt, excluding current maturities	13,325	10,901
Income taxes	368	567
Other noncurrent liabilities	2,322	1,930
Shareholders' equity	20,149	18,593
Total liabilities and shareholders' equity	$43,833	$39,912

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months
	2024	2023
Operating activities
Net earnings	$2,447	$2,022
Depreciation	319	292
Amortization of intangible assets	467	486
Changes in operating assets, liabilities, income taxes payable and other, net	(922)	(617)
Net cash provided by operating activities	$2,311	$2,183
Investing activities
Acquisitions, net of cash acquired	$(1,598)	$(390)
Purchases of property, plant and equipment	(489)	(430)
Other investing, net	(610)	10
Net cash used in investing activities	$(2,697)	$(810)
Financing activities
Borrowings (payments) of debt, net	$2,378	$(312)
Payments of dividends	(914)	(854)
Other financing, net	(195)	(142)
Net cash provided by (used in) financing activities	$1,269	$(1,308)
Effect of exchange rate changes on cash and cash equivalents	(4)	(49)
Change in cash and cash equivalents	$879	$16

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Nine Months
			Percentage Change				Percentage Change
	2024	2023	As Reported	Constant Currency	2024	2023	As Reported	Constant Currency
Geographic:
United States	$4,109	$3,678	11.7%	11.7%	$12,070	$10,901	10.7%	10.7%
International	1,385	1,231	12.5	13.0	4,089	3,782	8.1	10.1
Total	$5,494	$4,909	11.9%	12.0%	$16,159	$14,683	10.1%	10.6%
Segment:
MedSurg and Neurotechnology	$3,224	$2,859	12.8%	12.9%	$9,340	$8,409	11.1%	11.5%
Orthopaedics and Spine	2,270	2,050	10.7	10.8	6,819	6,274	8.7	9.2
Total	$5,494	$4,909	11.9%	12.0%	$16,159	$14,683	10.1%	10.6%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2024	2023	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$679	$620	9.6%	9.5%	9.9%	8.3%	7.8%
Endoscopy	837	746	12.2	12.5	11.3	16.6	18.1
Medical	938	798	17.6	17.7	18.6	12.7	13.2
Neurovascular	329	311	5.5	5.9	1.5	8.1	8.6
Neuro Cranial	441	384	15.0	15.0	16.2	9.4	9.6
	$3,224	$2,859	12.8%	12.9%	13.3%	10.9%	11.4%
Orthopaedics and Spine:
Knees	$570	$515	10.6%	10.7%	8.4%	17.1%	17.4%
Hips	420	362	15.9	16.2	10.9	24.8	25.3
Trauma and Extremities	849	752	12.8	12.6	12.9	12.6	12.0
Spine	304	291	4.6	4.4	3.5	7.5	6.8
Other	127	130	(2.4)	0.1	(0.6)	(6.1)	1.3
	$2,270	$2,050	10.7%	10.8%	9.2%	14.4%	14.8%
Total	$5,494	$4,909	11.9%	12.0%	11.7%	12.5%	13.0%

	Nine Months
					United States	International
			Percentage Change
	2024	2023	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$2,044	$1,808	13.1%	13.3%	13.9%	9.7%	10.9%
Endoscopy	2,383	2,166	10.0	10.5	10.2	9.1	11.6
Medical	2,710	2,417	12.1	12.3	15.7	(2.9)	(1.8)
Neurovascular	966	906	6.6	8.3	2.2	9.4	12.4
Neuro Cranial	1,237	1,112	11.3	11.7	11.4	10.7	12.9
	$9,340	$8,409	11.1%	11.5%	12.4%	6.7%	8.7%
Orthopaedics and Spine:
Knees	$1,760	$1,643	7.1%	7.7%	6.0%	10.2%	12.2%
Hips	1,241	1,130	9.9	10.9	7.3	14.4	17.3
Trauma and Extremities	2,511	2,287	9.8	10.0	10.8	7.1	7.8
Spine	911	871	4.6	4.8	3.9	6.5	7.3
Other	396	343	15.4	17.8	17.4	11.2	18.6
	$6,819	$6,274	8.7%	9.2%	8.3%	9.7%	11.6%
Total	$16,159	$14,683	10.1%	10.6%	10.7%	8.1%	10.1%

Notes: The three months 2024 had one more selling day than 2023. The nine months 2024 had the same number of selling days as 2023. Beginning in the first quarter 2024, a product line previously included in Instruments has been reclassified to Endoscopy to align with a change in our internal reporting structure. We have reflected this change in all historical periods presented.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted income taxes; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rates excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. The income tax effect of each adjustment was determined based on the tax effect of the jurisdiction in which the related pre-tax adjustment was recorded. These adjustments are irregular in timing and may not be indicative of our past and future performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, income taxes, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of adjusted net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)

Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2024	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,517	$1,896	$377	$1,085	$(42)	$209	$834	20.0%	$2.16
Reported percent net sales	64.0%	34.5%	6.9%	19.7%	(0.8)%	nm	15.2%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	29	—	—	29	—	7	22	0.2	0.06
Other acquisition and integration-related (a)	—	(48)	—	48	—	11	37	0.3	0.10
Amortization of purchased intangible assets	—	—	—	159	—	32	127	0.7	0.32
Structural optimization and other special charges (b)	(2)	(26)	—	24	—	4	20	—	0.05
Medical device regulations (c)	—	—	(13)	13	—	2	11	0.1	0.03
Recall-related matters (d)	—	—	—	—	—	—	—	—	—
Regulatory and legal matters (e)	—	1	—	(1)	—	—	(1)	—	—
Tax matters (f)	—	—	—	—	—	(57)	57	(5.5)	0.15
Adjusted	$3,544	$1,823	$364	$1,357	$(42)	$208	$1,107	15.8%	$2.87
Adjusted percent net sales	64.5%	33.2%	6.6%	24.7%	(0.8)%	nm	20.1%

Three Months 2023	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,158	$1,710	$353	$931	$(62)	$177	$692	20.4%	$1.80
Reported percent net sales	64.3%	34.8%	7.2%	19.0%	(1.3)%	nm	14.1%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—	—
Other acquisition and integration-related (a)	—	1	—	(1)	—	(28)	27	(3.1)	0.07
Amortization of purchased intangible assets	—	—	—	164	—	36	128	1.6	0.34
Structural optimization and other special charges (b)	19	(9)	—	28	—	7	21	0.3	0.06
Medical device regulations (c)	1	—	(18)	19	—	4	15	0.2	0.04
Recall-related matters (d)	—	(9)	—	9	—	2	7	0.1	0.01
Regulatory and legal matters (e)	—	1	—	(1)	—	1	(2)	0.1	—
Tax matters (f)	—	—	—	—	1	(55)	56	(6.4)	0.14
Adjusted	$3,178	$1,694	$335	$1,149	$(61)	$144	$944	13.2%	$2.46
Adjusted percent net sales	64.7%	34.5%	6.8%	23.4%	(1.2)%	nm	19.2%
nm - not meaningful
(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Three Months
	2024	2023
Termination of sales relationships	$—	$2
Employee retention and workforce reductions	13	3
Changes in the fair value of contingent consideration	2	(4)
Manufacturing integration costs	1	—
Stock compensation payments upon a change in control	22	—
Other integration-related activities (e.g., deal costs and legal entity rationalization)	10	(2)
Adjustments to Operating Income	$48	$(1)
Charges for acquisition-related tax provisions	—	(28)
Other income taxes related to acquisition and integration-related costs	11	—
Adjustments to Income Taxes	$11	$(28)
Adjustments to Net Earnings	$37	$27

(b) Structural optimization and other special charges represent the costs associated with:

	Three Months
	2024	2023
Employee retention and workforce reductions	$12	$(5)
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	2	12
Product line exits (e.g., inventory, long-lived asset and specifically-identified intangible asset write-offs)	4	7
Certain long-lived and intangible asset write-offs and impairments	12	9
Termination of sales relationships in certain countries	6	—
Other charges	(12)	5
Adjustments to Operating Income	$24	$28
Adjustments to Income Taxes	$4	$7
Adjustments to Net Earnings	$20	$21

(c) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(d) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Three Months
	2024	2023
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(47)	$(44)
Other tax matters	(10)	(11)
Adjustments to Income Taxes	$(57)	$(55)
Charges / (benefits) for certain tax audit settlements	—	1
Adjustments to Other Income (Expense), Net	$—	$1
Adjustments to Net Earnings	$57	$56

Nine Months 2024	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$10,266	$5,583	$1,108	$3,108	$(144)	$517	$2,447	17.4%	$6.35
Reported percent net sales	63.5%	34.6%	6.9%	19.2%	(0.9)%	nm	15.1%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	38	—	—	38	—	9	29	0.3	0.08
Other acquisition and integration-related (a)	—	(49)	—	49	—	14	35	0.2	0.09
Amortization of purchased intangible assets	—	—	—	467	—	96	371	1.0	0.96
Structural optimization and other special charges (b)	41	(72)	—	113	—	24	89	0.2	0.23
Medical device regulations (c)	5	—	(36)	41	—	9	32	0.1	0.08
Recall-related matters (d)	11	(11)	—	22	—	5	17	0.1	0.04
Regulatory and legal matters (e)	—	1	—	(1)	—	—	(1)	—	—
Tax matters (f)	—	—	—	—	(1)	(136)	135	(4.7)	0.35
Adjusted	$10,361	$5,452	$1,072	$3,837	$(145)	$538	$3,154	14.6%	$8.18
Adjusted percent net sales	64.1%	33.7%	6.6%	23.7%	(0.9)%	nm	19.5%

Nine Months 2023	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$9,355	$5,200	$1,038	$2,631	$(184)	$425	$2,022	17.4%	$5.27
Reported percent net sales	63.7%	35.4%	7.1%	17.9%	(1.3)%	nm	13.8%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—	—
Other acquisition and integration-related (a)	—	(7)	—	7	—	(25)	32	(1.0)	0.08
Amortization of purchased intangible assets	—	—	—	486	—	104	382	1.5	1.00
Structural optimization and other special charges (b)	30	(112)	—	142	—	32	110	0.5	0.29
Medical device regulations (c)	1	—	(73)	74	—	17	57	0.3	0.15
Recall-related matters (d)	—	(12)	—	12	—	3	9	—	0.02
Regulatory and legal matters (e)	—	(19)	—	19	—	4	15	—	0.04
Tax matters (f)	—	—	—	—	(8)	(121)	113	(4.9)	0.29
Adjusted	$9,386	$5,050	$965	$3,371	$(192)	$439	$2,740	13.8%	$7.14
Adjusted percent net sales	63.9%	34.4%	6.6%	23.0%	(1.3)%	nm	18.7%

(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Nine Months
	2024	2023
Termination of sales relationships	$3	$2
Employee retention and workforce reductions	17	3
Changes in the fair value of contingent consideration	(12)	(7)
Manufacturing integration costs	2	2
Stock compensation payments upon a change in control	22	—
Other integration-related activities (e.g., deal costs and legal entity rationalization)	17	7
Adjustments to Operating Income	$49	$7
Charges for acquisition-related tax provisions	—	(28)
Other income taxes related to acquisition and integration-related costs	14	3
Adjustments to Income Taxes	$14	$(25)
Adjustments to Net Earnings	$35	$32

(b) Structural optimization and other special charges represent the costs associated with:

	Nine Months
	2024	2023
Employee retention and workforce reductions	$14	$63
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	18	36
Product line exits (e.g., inventory, long-lived asset and specifically-identified intangible asset write-offs)	19	16
Certain long-lived and intangible asset write-offs and impairments	22	12
Termination of sales relationships in certain countries	7	—
Other charges	33	15
Adjustments to Operating Income	$113	$142
Adjustments to Income Taxes	$24	$32
Adjustments to Net Earnings	$89	$110

(c) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(d) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.

(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Nine Months
	2024	2023
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(141)	$(138)
Certain tax audit settlements	(2)	24
Other tax matters	7	(7)
Adjustments to Income Taxes	$(136)	$(121)
Charges / (benefits) for certain tax audit settlements	(1)	(9)
Other tax related adjustments	—	1
Adjustments to Other Income (Expense), Net	$(1)	$(8)
Adjustments to Net Earnings	$135	$113